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                                                                    Exhibit 23.2


         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 17, 2000, relating to the consolidated financial statements of National Telemanagement Corporation and Subsidiary (not presented separately herein with respect to the financial statements), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP
Dallas, Texas
July 14, 2000